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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) dated September 20, 1995 and related Prospectus of The Walt Disney Company and DC Holdco, Inc. and to the incorporation by reference therein of our reports dated February 28, 1995 with respect to the consolidated financial statements and schedule of Capital Cities/ABC, Inc. included in its Annual Report and Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

New York, New York
September 15, 1995